EXHIBIT 99.1

Woodward Reports First Quarter Fiscal Year 2024 Results

Raises Full-Year Guidance on Strong Performance

FORT COLLINS, Colo., Jan. 29, 2024 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its first quarter of fiscal year 2024.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated.

First Quarter Overview

  Net sales were $787 million, compared to $619 million, an increase of 27 percent.
  Net earnings were $90 million, or $1.46 per share, and adjusted net earnings1 were $90 million, or $1.45 per share, compared to net earnings and adjusted net earnings of $30 million, or $0.49 per share.
  Net cash provided by operating activities was $47 million, compared to $5 million. Free cash flow1 was $5 million and adjusted free cash flow1 was $3 million, compared to free cash flow and adjusted free cash flow of negative $19 million.

"We delivered significant sales growth and margin expansion in the first quarter. The strong start to our fiscal year reflects continued positive momentum, including robust end market demand and improved operational performance,” stated Chip Blankenship, Chairman and Chief Executive Officer. “In Aerospace, both OEM and aftermarket sales were strong this quarter. We saw broad-based strength across Industrial, with significant expansion in transportation, mainly from our China on-highway business. Based on our strong performance to date, we are raising our full-year guidance. Our steadfast commitment to growth, operational excellence, and innovation positions Woodward for sustainable long-term success and enhanced shareholder value."

First Quarter Company Results

Net sales for the first quarter of fiscal 2024 were $787 million, compared to $619 million, an increase of 27 percent.

Net earnings for the first quarter of fiscal 2024 were $90 million, or $1.46 per share, compared to $30 million, or $0.49 per share. Adjusted net earnings were $90 million, or $1.45 per share, for the first quarter of fiscal 2024. There were no adjustments to net earnings in the first quarter of fiscal 2023.

EBIT1 was $120 million for the first quarter of fiscal 2024, compared to $43 million. Adjusted EBIT1 was $119 million for the first quarter of 2024. There were no adjustments to EBIT in the first quarter of fiscal 2023.

The effective tax rate was 17.9 percent in the first quarter of fiscal 2024, compared to 6.7 percent. The adjusted effective tax rate1 in the first quarter of fiscal 2024 was 17.7 percent.

Segment Results

Aerospace

Aerospace segment net sales for the first quarter of fiscal 2024 were $461 million, compared to $396 million, an increase of 16 percent.

Commercial aerospace sales increased significantly, driven by higher OEM production rates, continued growth in passenger traffic, increasing aircraft utilization, and price realization. Defense sales also grew, particularly in aftermarket.

Segment earnings for the first quarter of 2024 were $79 million, compared to $55 million. Segment earnings as a percent of segment net sales were 17.2 percent for the first quarter of 2024, compared to 14.0 percent. The increase in segment earnings was primarily a result of significantly expanded OEM sales and higher aftermarket volume.

Industrial

Industrial segment net sales for the first quarter of fiscal 2024 were $326 million, compared to $223 million, an increase of 46 percent. The increase in Industrial segment net sales was driven primarily by growth across all markets, particularly in our on-highway natural gas truck business in China, as well as operational improvements.

Industrial segment earnings for the first quarter of 2024 were $67 million, or 20.5 percent of segment net sales, compared to $11 million, or 5.1 percent of segment net sales. The sharp increase in Industrial earnings was a result of operational improvements including increased output and other efficiency gains, as well as significantly increased demand for on-highway natural gas trucks in China.

Nonsegment

Nonsegment expenses for the first quarter of fiscal 2024 were $26 million, compared to $24 million. Adjusted nonsegment expenses1 were $27 million for the first quarter of fiscal 2024.

Cash Flow and Financial Position

Net cash provided by operating activities was $47 million for the first quarter of fiscal year 2024, compared to $5 million. Payments for property, plant, and equipment for the first quarter of 2024 were $42 million, compared to $24 million.

Free cash flow was $5 million for the first quarter of fiscal year 2024, compared to negative $19 million. Adjusted free cash flow was $3 million for the first quarter of fiscal 2024. There were no adjustments to free cash flow in the first quarter of fiscal year 2023. The increase in free cash flow and adjusted free cash flow was primarily due to increased earnings, partially offset by the above-target payout for fiscal year 2023 annual incentive compensation and higher capital expenditures.

During the first quarter of fiscal 2024, $13 million was returned to stockholders in the form of dividends.

Total debt was $719 million at December 31, 2023, compared to $834 million at December 31, 2022. Debt-to-EBITDA1 leverage at December 31, 2023, was 1.3 times EBITDA, compared to 2.3 times EBITDA.

Fiscal Year 2024 Guidance

Based on our strong first quarter performance and visibility into the second quarter demand for the China on-highway natural gas truck business, we are updating certain components of our fiscal 2024 guidance.

Woodward, Inc. and Subsidiaries
Revised Guidance
(In millions, except per share amount and percentages)
	Prior	Revised
	FY24 Guidance issued on	FY24 Guidance issued on
	November 16, 2023	January 29, 2024
Total Company
Sales	$3,100 - $3,250	$3,150-$3,300
Adjusted Effective Tax Rate	~21%	No change
Adjusted Free Cash Flow	$275-$325	$300 - $350
Capital Expenditures	~$100	No change
Shares	~62	No change
Adjusted EPS	$4.75-$5.20	$5.00-$5.40

Segment Data
Aerospace
Sales Growth	Up 10% to 14%	No change
Segment Earnings (% of Sales)	18% - 19%	No change
Industrial
Sales Growth	Up 4% to 6%	Up 8% to 10%
Segment Earnings (% of Sales)	13% - 14%	14% - 15%

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. ET, January 29, 2024, to provide an overview of the financial performance for the first quarter of fiscal year 2024, business highlights, and outlook for the remainder of fiscal 2024. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-888-440-4531 (domestic) or 1-646-960-0808 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4278216. An audio replay will be available by telephone from 7:30 p.m. ET on January 29, 2024 until 11:59 p.m. ET on February 12, 2024. The telephone number to access the replay is 1-800-770-2030 (domestic) or 1-647-362-9199 (international), reference access code 4278216.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations”. The call and presentation will remain accessible on the website for 14 days.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, continued robust end market demand, continued improvements in our operational performance, and the results of our ongoing commitment to growth, operational excellence and innovation, including whether such efforts ultimately lead to long-term success and enhanced shareholder value; and statements regarding our business and financial guidance for the remainder of fiscal year 2024, including our guidance for sales, adjusted earnings, adjusted earnings per share, segment sales growth, segment earnings as a percent of sales, adjusted effective tax rate, adjusted free cash flow, capital expenditures, and diluted weighted shares outstanding, as well as our assumptions and expectations regarding our guidance. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) volatility with respect to the China on-highway natural gas truck market; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as well as its Quarterly Report on Form 10-Q for the first quarter ended December 31, 2023, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended December 31,
	2023	2022

Net sales	$786,730	$618,619
Costs and expenses:
Cost of goods sold	582,381	492,663
Selling, general, and administrative expenses	74,511	63,187
Research and development costs	30,794	28,634
Interest expense	11,436	11,142
Interest income	(1,473)	(366)
Other (income) expense, net	(20,639)	(8,390)
Total costs and expenses	677,010	586,870
Earnings before income taxes	109,720	31,749
Income taxes	19,676	2,143
Net earnings	$90,044	$29,606

Earnings per share amounts:
Basic earnings per share	$1.50	$0.50
Diluted earnings per share	$1.46	$0.49
Weighted average common shares outstanding:
Basic	60,021	59,667
Diluted	61,846	60,928

Cash dividends paid per share	$0.22	$0.19

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31,	September 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$144,348	$137,447
Accounts receivable	778,065	749,859
Inventories	559,673	517,843
Income taxes receivable	11,348	14,120
Other current assets	52,723	50,183
Total current assets	1,546,157	1,469,452
Property, plant, and equipment, net	931,253	913,094
Goodwill	803,487	791,468
Intangible assets, net	460,986	452,363
Deferred income tax assets	59,733	58,550
Other assets	329,189	325,276
Total assets	$4,130,805	$4,010,203

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$65,100	$-
Current portion of long-term debt	745	75,817
Accounts payable	253,398	234,328
Income taxes payable	51,914	44,435
Accrued liabilities	211,657	262,616
Total current liabilities	582,814	617,196
Long-term debt, less current portion	653,029	645,709
Deferred income tax liabilities	139,018	132,819
Other liabilities	565,882	543,490
Total liabilities	1,940,743	1,939,214
Stockholders’ equity	2,190,062	2,070,989
Total liabilities and stockholders’ equity	$4,130,805	$4,010,203

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Three Months Ended December 31,
	2023	2022
Net cash provided by operating activities	$46,789	$5,402

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(41,812)	(24,390)
Proceeds from sale of assets and short-term investments	36	37
Business acquisition, net of cash acquired	-	878
Net cash used in investing activities	(41,776)	(23,475)

Cash flows from financing activities:
Cash dividends paid	(13,209)	(11,355)
Proceeds from sales of treasury stock	15,267	1,199
Payments for repurchases of common stock	-	(26,369)
Borrowings on revolving lines of credit and short-term borrowings	728,600	413,700
Payments on revolving lines of credit and short-term borrowings	(663,500)	(371,200)
Payments of long-term debt and finance lease obligations	(75,249)	(98)
Net cash (used in) provided by financing activities	(8,091)	5,877
Effect of exchange rate changes on cash and cash equivalents	9,979	3,687
Net change in cash and cash equivalents	6,901	(8,509)
Cash and cash equivalents at beginning of year	137,447	107,844
Cash and cash equivalents at end of period	$144,348	$99,335

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND NET EARNINGS
(Unaudited - in thousands)

	Three Months Ended December 31,
	2023	2022
Net sales:
Aerospace	$460,756	$395,685
Industrial	325,974	222,934
Total consolidated net sales	$786,730	$618,619
Segment earnings*:
Aerospace	$79,002	$55,434
As a percent of segment net sales	17.2%	14.0%
Industrial	66,881	11,402
As a percent of segment net sales	20.5%	5.1%
Total segment earnings	145,883	66,836
Nonsegment expenses	(26,200)	(24,311)
EBIT	119,683	42,525
Interest expense, net	(9,963)	(10,776)
Consolidated earnings before income taxes	$109,720	$31,749

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$41,812	$24,390
Depreciation expense	$20,226	$20,126

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net earnings (U.S. GAAP)	$109,720	$90,044	$1.46	$31,749	$29,606	$0.49
Non-U.S. GAAP adjustments:
Non-recurring gain related to a previous acquisition	(4,803)	(3,433)	(0.06)	-	-	-
Business development activities	4,238	3,200	0.05	-	-	-
Total non-U.S. GAAP adjustments	(565)	(233)	(0.01)	-	-	-
Adjusted net earnings (Non-U.S. GAAP)	$109,155	$89,811	$1.45	$31,749	$29,606	$0.49

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT[1]AND ADJUSTED EBIT[1]
(Unaudited - in thousands)

	Three Months Ended December 31,
	2023	2022
Net earnings (U.S. GAAP)	$90,044	$29,606
Income tax expense	19,676	2,143
Interest expense	11,436	11,142
Interest income	(1,473)	(366)
EBIT (Non-U.S. GAAP)	119,683	42,525
Total non-U.S. GAAP adjustments*	(565)	-
Adjusted EBIT (Non-U.S. GAAP)	$119,118	$42,525

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1]table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA[1]AND ADJUSTED EBITDA[1]
(Unaudited - in thousands)

	Three Months Ended December 31,
	2023	2022
Net earnings (U.S. GAAP)	$90,044	$29,606
Income tax expense	19,676	2,143
Interest expense	11,436	11,142
Interest income	(1,473)	(366)
Amortization of intangible assets	8,599	9,178
Depreciation expense	20,226	20,126
EBITDA (Non-U.S. GAAP)	148,508	71,829
Total non-U.S. GAAP adjustments*	(565)	-
Adjusted EBITDA (Non-U.S. GAAP)	$147,943	$71,829

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1]table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES[1]
(Unaudited - in thousands)
	Three Months Ended December 31,
	2023	2022
Nonsegment expenses (U.S. GAAP)	$(26,200)	$(24,311)
Non-recurring gain related to a previous acquisition	(4,803)	-
Business development activities	4,238	-
Adjusted nonsegment expenses (Non-U.S. GAAP)	$(26,765)	$(24,311)

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW[1]AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)

	Three Months Ended December 31,
	2023	2022

Net cash provided by operating activities (U.S. GAAP)	$46,789	$5,402
Payments for property, plant, and equipment	(41,812)	(24,390)
Free cash flow (Non-U.S. GAAP)	4,977	(18,988)
Cash received for non-recurring matter related to a previous acquisition	(4,803)	-
Cash paid for non-recurring matter unrelated to the ongoing operations of the business	2,725	-
Adjusted free cash flow (Non-U.S. GAAP)	$2,899	$(18,988)

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) a non-recurring gain related to a previous acquisition, and (ii) costs related to business development activities. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below), plus the cash payments pertaining to a non-recurring matter unrelated to the ongoing operations of the business, and minus the cash received for a non-recurring matter related to a previous acquisition. Management believes these adjustments to free cash flow better portray Woodward’s operating performance.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted free cash flow, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, X: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its X handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Dan Provaznik
Director, Investor Relations
970-498-3849
Dan.Provaznik@woodward.com